                                                                    EXHIBIT 99.1


(NEXTERA LOGO)
                                                FOR IMMEDIATE RELEASE

Contact:
Michael Muldowney
President and Chief Financial Officer
Nextera Enterprises
(617) 715-0200

              NEXTERA ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

CAMBRIDGE, MA - FEBRUARY 19, 2004 - Nextera Enterprises, Inc. (OTC: NXRA) today reported results for the fourth quarter and year ended December 31, 2003.

During the 2003 fourth quarter, Nextera and its direct and indirect subsidiaries, Lexecon Inc., CE Acquisition Corp. and ERG Acquisition Corp. (collectively "Lexecon"), completed the sale of its Lexecon business to LI Acquisition Company, LLC, a wholly-owned subsidiary of FTI Consulting, Inc. (collectively "FTI"), under which FTI purchased substantially all of the assets Lexecon and its subsidiaries used in their economic consulting business. Under the terms of the asset purchase agreement, FTI paid $129.2 million in cash, plus additional consideration, including the assumption of certain operating liabilities, in exchange for the Lexecon assets. In accordance with generally accepted accounting principles, the operating results of Lexecon have been presented as discontinued operations for the three month and year-end period ended December 31, 2003 and 2002.

In the 2003 fourth quarter, Nextera recorded net income of $12.5 million, or $0.37 per share, including a loss from continuing operations of $1.7 million, or $0.05 per share, and income from discontinued operations of $14.2 million, or $0.42 per share.

For the full year 2003, Nextera recorded net income of $4.5 million or $0.12 per share, including a loss from continuing operations of $6.7 million, or $0.21 per share, and income from discontinued operations of $11.2 million, or $0.33 per share. The loss from continuing operations and the net income for 2003 includes a charge of $1.9 million, or $0.06 per share, associated with the resignation of the Company's former Chief Executive Officer.

The Company used the proceeds from the sale of the Lexecon assets to repay all outstanding obligations under its senior credit facility and all outstanding debentures. At the end of 2003, Nextera had approximately $20.1 million of cash on hand.

As previously announced, the Company's securities were delisted from the Nasdaq Stock Market following completion of the asset sale, effective as of the close of trading November 28, 2003, because the asset sale resulted in the Company lacking tangible business operations under Nasdaq's Marketplace Rules 4300 and 4330(a). The Company has retained an investment banker to assist it in the identification and selection of potential acquisition and merger candidates.



                                                One Cambride Center, 7th Floor
                                                Cambridge, MA 02142
                                                617.715.0200  617.715.0201 fax
                                                www.nextera.com

(NEXTERA LOGO)

The Company has net operating loss carryforwards in excess of $37.0 million at December 31, 2003. The Company maintains a full valuation allowance on its deferred tax assets, which includes the net operating loss carryforward, due to the uncertainty of utilization of the future tax benefits.

In connection with the asset sale, Daniel R. Fischel, who became a managing director of FTI, resigned his positions as Nextera's Chairman, President and Chief Executive Officer. Nextera has named Richard V. Sandler Chairman of the Board of Directors and Michael P. Muldowney has been named President in addition to his role and responsibilities of Chief Financial Officer.

This press release contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Nextera Enterprises that are based on the beliefs of Nextera's management. Any statements contained in this press release that are not historical facts are forward-looking statements. Such statements are based on many important factors that may be outside of Nextera's control, causing actual results to differ materially from those suggested. Such factors include, but are not limited to our ability to utilize our net operating loss carryforwards to offset the gain from the sale of Lexecon and new business acquisition efforts. Further information on these and other potential factors that could affect Nextera's financial and operating results are included in Nextera's 10-Q filed on November 13, 2003 with the Securities and Exchange Commission and in Nextera's Proxy Statement filed on October 24, 2003 with the Securities and Exchange Commission.

                                      # # #

                                                One Cambride Center, 7th Floor
                                                Cambridge, MA 02142
                                                617.715.0200  617.715.0201 fax
                                                www.nextera.com
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                            NEXTERA ENTERPRISES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (amounts in thousands, except per share amounts)

                                                              Three Months Ended                        Year Ended
                                                        -------------------------------       ---------------------------------
                                                        December 31,        December 31,      December 31,          December 31,
                                                            2003                2002             2003                   2002
                                                            ----                ----             ----                   ----
                                                                   (unaudited)                            (unaudited)

Net revenues                                             $     --              $   --              $   --              $   --
Cost of revenues                                               --                  --                  --                  --
                                                         --------            --------            --------            --------
   Gross profit                                                --                  --                  --                   0
Selling, general and administrative expenses                1,234               1,622               4,198               4,484
Special charges (1)                                            --                  (0)              1,921                (740)
                                                         --------            --------            --------            --------

   Operating loss                                          (1,234)             (1,622)             (6,119)             (3,744)
Interest expense, net                                          --                  --                  --                  --
Other expense                                                (364)                 --                (364)               (621)
                                                         --------            --------            --------            --------
   Loss from continuing operations
    before provision for income taxes                      (1,598)             (1,622)             (6,483)             (4,365)
Provision for income taxes                                    130                  13                 232                 113
                                                         --------            --------            --------            --------

   Loss from continuing operations
Income from discontinued operations                        (1,728)             (1,635)             (6,715)             (4,478)
 (including gain on disposal of $14.2 million)             14,235               1,679              11,202              10,146
                                                         --------            --------            --------            --------
   Net income                                            $ 12,507            $     44            $  4,487            $  5,668
Preferred stock dividends                                     (72)                (68)               (292)             (1,347)
                                                         --------            --------            --------            --------

  Net income (loss) applicable to common stockholders    $ 12,435            $    (24)           $  4,195            $  4,321
                                                         ========            ========            ========            ========


Net income (loss) per common share, basic and diluted
   from Continuing operations                            $  (0.05)           $  (0.05)           $  (0.21)           $  (0.16)
           Discontinued operations                           0.42                0.05                0.33                0.28
                                                         --------            --------            --------            --------
Net income (loss) per common share, basic and diluted    $   0.37            $  (0.00)           $   0.12            $   0.12
                                                         ========            ========            ========            ========



Weighted average common shares                             33,870              35,756              33,912              35,730
 outstanding, basic and diluted


(1) Special charges in 2003 substantially consist of $1.0 million of salary continuance costs and $0.9 million of a non-cash compensation charge due to the acceleration of stock options, both associated with the former Chief Executive Officer's employment agreement. Special charges in 2002 relate to the reversal of restructuring reserves due to the favorable settlement of real estate obligations.
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                            NEXTERA ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             (amounts in thousands)

ASSETS                                               December 31, 2003       December 31, 2002
                                                     -----------------       -----------------
                                                                    (unaudited)
CURRENT ASSETS:
Cash and cash equivalents                               $ 20,124                 $  1,606
Restricted cash                                               --                    2,650
Accounts receivable, net                                     528                    2,000
Assets related to discontinued operations                     --                   99,263
Other current assets                                       2,389                      442
                                                        --------                 --------

   Total current assets                                   23,041                  105,961

Intangible assets, net                                        --                       --
Other assets                                                  25                    1,257
                                                        --------                 --------

   Total assets                                         $ 23,066                 $107,218
                                                        ========                 ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                   $  3,035                 $  3,688
Accrued taxes                                              1,347                      110
Accrued restructuring costs, current portion                 173                    1,037
Senior credit facilty                                         --                    4,735
Liabilities related to discontinued operations                --                   12,257
Other current liabilities                                    185                      238
                                                        --------                 --------

   Total current liabilities                               4,740                   22,065

Senior credit facility                                        --                   22,465
Debentures due to affiliates                                  --                   47,748
Accrued restructuring costs, net of current portion           --                      427
Other long-term liabilities                                  943                    2,606

Total stockholders' equity                                17,383                   11,907

                                                        --------                 --------
Total liabilities and stockholders' equity              $ 23,066                 $107,218
                                                        ========                 ========